Exhibit 99.1
NEWPARK RESOURCES REPORTS THIRD QUARTER 2024 RESULTS

THE WOODLANDS, Texas – November 7, 2024 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for the third quarter ended September 30, 2024.
On September 13, 2024, the Company completed the sale of its equity interests in substantially all of the Company’s Fluids Systems segment. The results of the Fluids Systems segment are reported in discontinued operations for all periods.
THIRD QUARTER 2024 RESULTS
•Revenue of $44.2 million
•Operating income from continuing operations of $1.2 million
•Income from continuing operations of $14.9 million, which includes a $14.6 million tax benefit; Adjusted Income from Continuing Operations of $0.3 million
•Adjusted EBITDA from Continuing Operations of $7.5 million
•Adjusted EBITDA Margin from Continuing Operations of 17.0%
•$70 million of initial cash proceeds from the sale of Fluids Systems; net deferred consideration and note receivable of $18 million as of September 30, 2024
•Total cash of $43 million and debt of $14 million as of September 30, 2024

	Third Quarter
(In millions)	2024	2023	Change
Revenues	$44.2	$57.3	$(13.1)
Operating income from continuing operations	$1.2	$6.3	$(5.1)
Net cash provided by operating activities	$2.8	$27.0	$(24.2)
Free Cash Flow	$(5.6)	$22.9	$(28.5)
Industrial Solutions Segment
Revenues	$44.2	$57.3	$(13.1)
Operating income	$7.3	$14.3	$(7.0)
Adjusted EBITDA	$12.5	$19.7	$(7.2)
Operating margin (%)	16.5%	25.0%	-850	bps
Adjusted EBITDA margin (%)	28.3%	34.4%	-610	bps
MANAGEMENT COMMENTARY
“Our third quarter performance was impacted by a combination of certain key customers shifting their priorities from scheduled transmission projects to renewable generation projects, unfavorable weather conditions, and an extended unplanned maintenance event at our Louisiana manufacturing facility,” stated Matthew Lanigan, President and CEO of Newpark. “In total, the seasonal pullback in rental revenues and six-weeks of facility maintenance impacted third quarter Adjusted EBITDA by nearly $5 million,” continued Lanigan. “The facility has been operating at normal production levels since the start of the fourth quarter.”
“Following the more pronounced seasonal effects, customer activity rebounded sharply as we exited the third quarter,” continued Lanigan. “October set a new monthly record for rental volume, putting us on pace for very strong fourth quarter rental revenues.”
“Our disciplined, return-driven approach to capital allocation remains central to our value creation thesis,” stated Lanigan. “We intend to prioritize organic investment in rental fleet, while returning capital to shareholders through our programmatic share repurchase program. With the Fluids divestiture completed, we have begun simplifying our business structure and streamlining our support structure around a core site access solutions offering and expect to remain opportunistic acquirors of complementary assets that further enhance our customer value proposition, expand our addressable market, and further support our strategic focus on profitable growth.”
“We remain highly constructive on both the near and longer-term outlook for our business,” continued Lanigan. “Entering 2025, our entire organization is solely focused on the significant market opportunity we see in site access solutions. From multi-billion-dollar investment programs focused on high-grading the United States’ aging electricity grid, to the exponential growth in advanced computing data centers, our platform is uniquely equipped to support next-generation investments in our nation’s infrastructure.”
BUSINESS UPDATE
Newpark is engaged in a multi-year business transformation plan designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments in opportunities with superior return profiles, together with a programmatic return of capital program.
The third quarter of 2024 was highlighted by the following:
•Completed Fluids Systems sale. On September 13, 2024, we completed the sale of the equity interests in substantially all of the Company’s Fluids Systems segment to SCF Partners, a leading private equity firm serving the global energy industry. The sale marks an important strategic milestone for our Company as we focus on growing our scale as a leading, pure-play specialty rental and services business in the global worksite access and critical infrastructure markets.
•Strong balance sheet management. We ended the third quarter of 2024 with total cash of $43 million, total debt of $14 million, and available liquidity under our ABL credit facility of $56 million. Additionally, we have $18 million of net deferred consideration and note receivable from the Fluids Systems sale as of September 30, 2024.
•Summer seasonality in Industrial Solutions segment, but momentum heading into Q4. Industrial Solutions revenue from specialty rental and services decreased to $32 million for the third quarter of 2024, driven by higher summer seasonality impacts as compared to historical experience, caused by key customers shifting their priorities from scheduled transmission projects to renewable generation projects and exceptionally hot and dry weather, particularly in the southern U.S. Revenues from product sales decreased to $12 million for the third quarter of 2024, reflecting typical quarterly fluctuations in order and delivery timing. Following the more pronounced seasonal slowdown in customer projects in the third quarter of 2024, we expect revenues to meaningfully improve in the fourth quarter of 2024, benefitting from higher customer rental project activity and product sales.
•Robust return of capital program. In February 2024, the Board of Directors increased the authorization for repurchases of common stock up to $50.0 million. No share repurchases were made in the first nine months of 2024, due to trading blackout restrictions associated with the Fluids Systems sale process that was completed in September 2024.
FINANCIAL PERFORMANCE
In the third quarter of 2024, Newpark generated income from continuing operations of $14.9 million, or $0.17 per diluted share, on total revenue of $44.2 million, compared to income from continuing operations of $2.7 million, or $0.03 per diluted share, on total revenue of $57.3 million, in the prior year period. Income from continuing operations for the third quarter of 2024 includes an income tax benefit of $14.6 million primarily reflecting the release of valuation allowances on U.S. net operating losses and other tax credit carryforwards following the sale of the Fluids Systems business. The Company reported Adjusted

EBITDA from Continuing Operations of $7.5 million in the third quarter 2024, or 17.0% of total revenue, compared to $12.0 million, or 21.0% of total revenue, in the third quarter 2023.
Industrial Solutions segment operating income was $7.3 million in the third quarter of 2024, compared to $14.3 million in the prior year period. Corporate office expenses were $6.1 million in the third quarter 2024, compared to $8.1 million in the prior year period.
BALANCE SHEET AND LIQUIDITY
As of September 30, 2024, Newpark had total cash of $43 million, total debt of $14 million, and available liquidity under our U.S. ABL credit facility of $56 million. Additionally, we have $18 million of net deferred consideration and note receivable from the Fluids Systems sale as of September 30, 2024.
Newpark generated $3 million of operating cash flow in the third quarter 2024, which includes $6 million usage associated with an increase in net working capital within the Fluids Systems business. Capital investments used $8 million, net, primarily funding the expansion of the mat rental fleet to support the October 2024 surge in rental demand. The Company also used $36 million of cash to reduce debt.

FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of November 7, 2024 and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2024, Newpark currently anticipates the following:
•Industrial Solutions segment revenue in a range of $217 million to $223 million
•Industrial Solutions segment Adjusted EBITDA in a range of $77 million to $81 million
•Total Industrial Solutions capital expenditures in a range of $33 million to $35 million

THIRD QUARTER 2024 RESULTS CONFERENCE CALL
A conference call will be held Friday, November 8, 2024 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.newpark.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-274-8461
International Live:	203-518-9814
Conference ID:	NRQ324
To listen to a replay of the teleconference, which subsequently will be available through November 15, 2024:

Domestic Replay:	877-710-5302
International Replay:	402-220-1605
ABOUT NEWPARK RESOURCES
Newpark Resources, Inc. is a site access solutions company that manufactures, sells, and rents industry-leading sustainable composite matting products, along with a full suite of services, including planning, logistics, and remediation. As a geographically diversified company, we deliver superior quality and reliability across critical infrastructure markets, including electrical transmission & distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its

Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our focus on growth of our Industrial Solutions business; the expected benefits from the recently completed sale of our Fluids Systems business; economic and market conditions that may impact our customers’ future spending; the ongoing conflicts in Europe and the Middle East; operating hazards present in the industries in which our customers operate; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and any future business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
IR CONTACT
Noel Ryan or Paul Bartolai
Investors@Newpark.com

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues	$44,207	$66,791	$57,262	$159,965	$161,193
Cost of revenues	32,067	41,966	37,602	105,358	104,528
Selling, general and administrative expenses	11,005	12,750	13,910	35,335	40,834
Other operating (income) loss, net	(99)	(432)	(523)	(1,435)	(1,032)
Operating income from continuing operations	1,234	12,507	6,273	20,707	16,863

Foreign currency exchange (gain) loss	(562)	487	514	170	(172)
Interest expense, net	943	909	1,017	2,612	3,154
Income from continuing operations before income taxes	853	11,111	4,742	17,925	13,881

Provision (benefit) for income taxes from continuing operations (1)	(14,016)	2,483	2,062	(9,626)	4,900
Income from continuing operations	14,869	8,628	2,680	27,551	8,981

Discontinued operations:
Income from discontinued operations before income taxes	629	264	6,923	5,072	9,353
Loss on sale of discontinued operations before income taxes	(195,729)	—	—	(195,729)	—
Provision (benefit) for income taxes from discontinued operations	(5,933)	852	1,933	(4,141)	3,342
Income (loss) from discontinued operations	(189,167)	(588)	4,990	(186,516)	6,011

Net income (loss)	$(174,298)	$8,040	$7,670	$(158,965)	$14,992

Income (loss) per common share - basic:
Income from continuing operations	$0.17	$0.10	$0.03	$0.32	$0.10
Income (loss) from discontinued operations	(2.19)	(0.01)	0.06	(2.18)	0.07
Net income (loss)	$(2.02)	$0.09	$0.09	$(1.86)	$0.17

Income (loss) per common share - diluted:
Income from continuing operations	$0.17	$0.10	$0.03	$0.32	$0.10
Income (loss) from discontinued operations	(2.16)	(0.01)	0.06	(2.13)	0.07
Net income (loss)	$(1.99)	$0.09	$0.09	$(1.82)	$0.17

Weighted average shares:
Basic	86,377	85,473	86,310	85,619	86,873
Diluted	87,490	87,626	88,034	87,453	88,683
(1) Provision (benefit) for income taxes from continuing operations for the three and nine months ended September 30, 2024 includes an income tax benefit of $14.6 million primarily reflecting the release of valuation allowances on U.S. net operating losses and other tax credit carryforwards following the sale of the Fluids Systems business.

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues
Rental and service revenues	$32,408	$36,396	$38,065	$103,985	$114,374
Product sales revenues	11,799	30,395	19,197	55,980	46,819
Total revenues (Industrial Solutions)	$44,207	$66,791	$57,262	$159,965	$161,193

Operating income (loss) from continuing operations
Industrial Solutions	$7,286	$19,392	$14,336	$39,614	$41,593
Corporate office	(6,052)	(6,885)	(8,063)	(18,907)	(24,730)
Total operating income from continuing operations	$1,234	$12,507	$6,273	$20,707	$16,863

Segment operating margin
Industrial Solutions	16.5%	29.0%	25.0%	24.8%	25.8%

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$42,907	$789
Receivables, net (1)	54,561	42,818
Inventories	14,910	18,606
Prepaid expenses and other current assets	4,596	4,690
Current assets of discontinued operations	—	290,321
Total current assets	116,974	357,224

Property, plant and equipment, net	179,690	165,544
Operating lease assets	10,481	11,192
Goodwill	47,461	47,283
Other intangible assets, net	10,864	12,461
Deferred tax assets	17,519	1,367
Other assets	6,617	1,582
Noncurrent assets of discontinued operations	—	45,683
Total assets	$389,606	$642,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$8,457	$6,319
Accounts payable	19,130	16,345
Accrued liabilities	23,572	21,026
Current liabilities of discontinued operations	—	92,594
Total current liabilities	51,159	136,284

Long-term debt, less current portion	5,506	55,710
Noncurrent operating lease liabilities	9,957	10,713
Deferred tax liabilities	1,209	3,697
Other noncurrent liabilities	5,321	4,191
Noncurrent liabilities of discontinued operations	—	16,377
Total liabilities	73,152	226,972

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,669,464 shares issued, respectively)	1,117	1,117
Paid-in capital	632,165	639,645
Accumulated other comprehensive loss	(2,766)	(62,839)
Retained earnings (deficit)	(148,161)	10,773
Treasury stock, at cost (25,172,166 and 26,471,738 shares, respectively)	(165,901)	(173,332)
Total stockholders’ equity	316,454	415,364
Total liabilities and stockholders’ equity	$389,606	$642,336
(1) Receivables, net as of September 30, 2024, includes $20.0 million for estimated deferred consideration related to the sale of the Fluids Systems business.

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(158,965)	$14,992
Adjustments to reconcile net income (loss) to net cash provided by operations:
Loss on divestitures	195,729	—
Impairments and other non-cash charges	—	2,816
Depreciation and amortization	21,804	23,507
Stock-based compensation expense	4,119	4,967
Provision for deferred income taxes	(22,290)	(1,031)
Credit loss expense	998	827
Gain on sale of assets	(2,412)	(2,176)
Gain on insurance recovery	(874)	—
Amortization of original issue discount and debt issuance costs	885	409
Change in assets and liabilities:
(Increase) decrease in receivables	(13,734)	33,917
(Increase) decrease in inventories	9,481	(2,160)
Increase in other assets	(1,027)	(2,133)
Increase (decrease) in accounts payable	12,498	(11,179)
Increase (decrease) in accrued liabilities and other	(3,916)	1,086
Net cash provided by operating activities	42,296	63,842

Cash flows from investing activities:
Capital expenditures	(29,940)	(20,134)
Proceeds from divestitures, net of cash disposed	48,499	19,355
Proceeds from sale of property, plant and equipment	3,188	2,952
Proceeds from insurance property claim	1,385	—
Net cash provided by investing activities	23,132	2,173

Cash flows from financing activities:
Borrowings on lines of credit	177,541	198,486
Payments on lines of credit	(224,292)	(229,657)
Debt issuance costs	(50)	—
Purchases of treasury stock	(4,504)	(28,226)
Proceeds from employee stock plans	17	179
Other financing activities	(9,538)	(2,950)
Net cash used in financing activities	(60,826)	(62,168)

Effect of exchange rate changes on cash	(119)	(504)

Net increase in cash, cash equivalents, and restricted cash	4,483	3,343
Cash, cash equivalents, and restricted cash at beginning of period	38,901	25,061
Cash, cash equivalents, and restricted cash at end of period	$43,384	$28,404

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income (Loss) from Continuing Operations, Adjusted Income (Loss) from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Free Cash Flow, and Adjusted EBITDA Margin from Continuing Operations.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Income (Loss) from Continuing Operations and Adjusted Income (Loss) from Continuing Operations Per Common Share
The following tables reconcile the Company’s income (loss) from continuing operations and income (loss) from continuing operations per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Net Income (Loss) from Continuing Operations and Adjusted Net Income (Loss) from Continuing Operations Per Common Share:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income from continuing operations (GAAP)	$14,869	$8,628	$2,680	$27,551	$8,981
Gain on insurance recovery	—	—	—	(67)	—
Gain on legal settlement	—	—	—	(550)	—
Severance costs	113	175	466	921	1,487
Tax on adjustments	(24)	(37)	(98)	(64)	(312)
Unusual tax items (1)	(14,617)	—	—	(14,617)	—
Adjusted Income from Continuing Operations (non-GAAP)	$341	$8,766	$3,048	$13,174	$10,156

Adjusted Income from Continuing Operations (non-GAAP)	$341	$8,766	$3,048	$13,174	$10,156

Weighted average common shares outstanding - basic	86,377	85,473	86,310	85,619	86,873
Dilutive effect of stock options and restricted stock awards	1,113	2,153	1,724	1,834	1,810
Weighted average common shares outstanding - diluted	87,490	87,626	88,034	87,453	88,683

Adjusted Income from Continuing Operations Per Common Share - Diluted (non-GAAP):	$—	$0.10	$0.03	$0.15	$0.11
(1) Unusual tax items primarily reflects the release of valuation allowances on U.S. net operating losses and other tax credit carryforwards that are now expected to be realized following the sale of the Fluids Systems business.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations
The following table reconciles the Company’s income (loss) from continuing operations calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues	$44,207	$66,791	$57,262	$159,965	$161,193
Income from continuing operations (GAAP)	$14,869	$8,628	$2,680	$27,551	$8,981
Interest expense, net	943	909	1,017	2,612	3,154
Provision (benefit) for income taxes	(14,016)	2,483	2,062	(9,626)	4,900
Depreciation and amortization	5,592	5,674	5,821	16,932	17,688
EBITDA from Continuing Operations (non-GAAP)	7,388	17,694	11,580	37,469	34,723
Gain on insurance recovery	—	—	—	(67)	—
Gain on legal settlement	—	—	—	(550)	—
Severance costs	113	175	466	921	1,487
Adjusted EBITDA from Continuing Operations (non-GAAP)	$7,501	$17,869	$12,046	$37,773	$36,210
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	17.0%	26.8%	21.0%	23.6%	22.5%

Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net cash provided by operating activities (GAAP)	$2,765	27,581	$26,994	$42,296	$63,842
Capital expenditures	(9,472)	(6,586)	(4,787)	(29,940)	(20,134)
Proceeds from sale of property, plant and equipment	1,146	899	648	3,188	2,952
Free Cash Flow (non-GAAP)	$(5,561)	$21,894	$22,855	$15,544	$46,660

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
The following tables reconcile the Company’s segment operating income calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Industrial Solutions	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues	$44,207	$66,791	$57,262	$159,965	$161,193
Operating income (GAAP)	7,286	$19,392	$14,336	$39,614	$41,593
Depreciation and amortization	5,155	5,215	5,224	15,551	15,758
EBITDA (non-GAAP)	12,441	24,607	19,560	55,165	57,351
Gain on insurance recovery	—	—	—	(67)	—
Gain on legal settlement	—	—	—	(550)	—
Severance costs	49	175	162	742	254
Adjusted EBITDA (non-GAAP)	$12,490	$24,782	$19,722	$55,290	$57,605
Operating Margin (GAAP)	16.5%	29.0%	25.0%	24.8%	25.8%
Adjusted EBITDA Margin (non-GAAP)	28.3%	37.1%	34.4%	34.6%	35.7%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	September 30, 2024
Revenues	$46,455	$48,967	$66,791	$44,207	$206,420
Income from Continuing Operations (GAAP)	$5,168	$4,054	$8,628	$14,869	$32,719
Interest expense, net	953	760	909	943	3,565
Provision (benefit) for income taxes	673	1,907	2,483	(14,016)	(8,953)
Depreciation and amortization	5,908	5,666	5,674	5,592	22,840
EBITDA from Continuing Operations (non-GAAP)	12,702	12,387	17,694	7,388	50,171
Gain on insurance recovery	—	(67)	—	—	(67)
Gain on legal settlement	—	(550)	—	—	(550)
Severance costs	—	633	175	113	921
Adjusted EBITDA from Continuing Operations (non-GAAP)	$12,702	$12,403	$17,869	$7,501	$50,475
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	27.3%	25.3%	26.8%	17.0%	24.5%

Industrial Solutions	Three Months Ended				TTM
(In thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	September 30, 2024
Revenues	$46,455	$48,967	$66,791	$44,207	$206,420
Operating income (GAAP)	$11,415	$12,936	$19,392	$7,286	$51,029
Depreciation and amortization	5,350	5,181	5,215	5,155	20,901
EBITDA (non-GAAP)	16,765	18,117	24,607	12,441	71,930
Gain on insurance recovery	—	(67)	—	—	(67)
Gain on legal settlement	—	(550)	—	—	(550)
Severance costs	—	518	175	49	742
Adjusted EBITDA (non-GAAP)	$16,765	$18,018	$24,782	$12,490	$72,055
Operating Margin (GAAP)	24.6%	26.4%	29.0%	16.5%	24.7%
Adjusted EBITDA Margin (non-GAAP)	36.1%	36.8%	37.1%	28.3%	34.9%

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